Exhibit 10.1

COOPERATION AGREEMENT

This Cooperation Agreement (this “Agreement”), dated as of April 4, 2026, is by and among Endeavor Blockchain, LLC, an Arkansas limited liability company, Big Digital Energy LLC, a Texas limited liability company, PM Squared, LLC (DBA PM Squared Financial), a Texas limited liability company, Joshua Kilgore, Cody Smith and Phillip Stanley (each, an “Endeavor Party,” and together, the “Endeavor Parties”), and Mawson Infrastructure Group Inc., a Delaware corporation (the “Company”). Capitalized terms used in this Agreement shall have the meanings set forth in this Agreement.

WHEREAS, the Company and the Endeavor Parties have engaged in certain discussions concerning the Company; and

WHEREAS, the Company and the Endeavor Parties desire to enter into an agreement regarding the resignation of each of the current members of the directors of the Board and the appointment of certain new directors to the Board and certain other matters, in each case, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Endeavor Parties and the Company agree as follows:

1. Initial Board Matters.

(a) Director Resignations. Ryan Costello, Steven Soles and Kathryn Yingling Schellenger (the “Departing Directors”) shall resign from the Board, effective as of April 6, 2026.

(b) New Director Appointments. The Board shall take such actions as are necessary in accordance with the Company’s Bylaws (the “Bylaws”) and the General Corporation Law of the State of Delaware, to appoint, as members of the Board, Kyle B. Danges, K. Rodger Davis, Lisa Hough, Cody Smith and Phillip Stanley (the “New Directors”), which appointments shall become effective contemporaneously with the aforementioned resignations.

(c) Director Agreements, Arrangements and Understandings. Each of the Endeavor Parties represents, warrants and agrees that, as of the date of this Agreement, neither it nor any of its Affiliates has any agreement, arrangement or understanding, written or oral, with, nor has received any commitment or assurance from, any of the New Directors as to how such New Director will vote on any issue or question as a member of the Board or any committee thereof.

(d) Company Policies. The parties acknowledge that each New Director, upon election or appointment to the Board, will be governed by the same protections and obligations regarding confidentiality, conflicts of interest, related party transactions, fiduciary duties, codes of business conduct and ethics, trading and disclosure policies, director resignation policy and other governance or other guidelines and policies of the Company as other directors of the Company (collectively, “Company Policies”), and shall have the same rights and benefits, including with respect to insurance, indemnification, compensation and fees, as are applicable to all non-employee directors of the Company. The Company agrees and acknowledges that no Company Policy currently does, and no Company Policy at any time during the Cooperation Period will, prohibit any member of the Board (including any New Director) from communicating with the Endeavor Parties or their Representatives (as defined below), subject to such director’s observance of standard confidentiality obligations and fiduciary duties to the Company.

(e) Limitation of Rights. The Company’s obligations under this Section 1 shall terminate, and the Endeavor Parties shall have no rights under this Section 1, upon such time as any Endeavor Party materially breaches this Agreement upon five business days’ written notice by the Company to the Endeavor Parties if such breach has not been cured within such notice period, provided that the Company is not in material breach of this Agreement at the time such notice is given or prior to the end of the notice period.

2. Cooperation.

(a) Non-Disparagement. From the date of this Agreement until the date of the third anniversary hereof (such period, the “Cooperation Period”), the Company and each Endeavor Party shall refrain from making, and shall cause its respective Covered Persons not to make or cause to be made any statement or announcement that disparages, defames, slanders, impugns or otherwise is reasonably likely to damage the reputation of (A) in the case of any such statements or announcements by any of the Endeavor Parties or their Covered Persons, the Company and its Affiliates or any of its or their respective current or former officers, directors or employees, and (B) in the case of any such statements or announcements by the Company or its Covered Persons, the Endeavor Parties and their respective Affiliates or any of their respective current or former principals, directors, members, general partners, officers or employees, in each case including: (x) in any statement (oral or written), document or report filed with, or furnished or otherwise provided to, the SEC or any other governmental or regulatory authority, (y) in any press release or other publicly available format or (z) to any journalist or member of the media (including in a television, radio, newspaper or magazine interview or podcast, Internet or social media communication). The foregoing shall not (i) restrict the ability of any person to comply with any subpoena or other legal process or respond to a request for information from any governmental or regulatory authority with jurisdiction over the party from whom information is sought or to enforce such person’s rights hereunder, (ii) apply to any private communications among the Endeavor Parties and their Affiliates, Covered Persons and their respective Representatives (in their respective capacities as such), (iii) apply to any private communications among the Company and its Affiliates, Covered Persons and their respective Representatives (in their respective capacities as such) or (iv) apply to any private communications between any of the persons listed in (ii), on the one hand, and (iii), on the other hand.

(b) Nasdaq Listing. As of the date of the Agreement, the Endeavor Parties represent that they have no intention of delisting the Company as a public company listed on The Nasdaq Stock Market LLC or taking any action that would result in the delisting of the Company from The Nasdaq Stock Market LLC.

(c) Qualified Director. As of the date of the Agreement, each of the Endeavor Parties hereby represents that each of Messrs. Davis and Danges and Ms. Hough are Qualified Directors and are not Affiliates of any of the Endeavor Parties.

3. Public Announcement. Not later than 5:30 p.m. Eastern Time on April 6, 2026, the Company shall issue a press release in the form attached to this Agreement as Exhibit A (the “Press Release”). Substantially concurrently with the issuance of the Press Release, the Company shall file with the SEC a Current Report on Form 8-K (the “Form 8-K”) disclosing its entry into this Agreement and including a copy of this Agreement and the Press Release as exhibits thereto. The Form 8-K shall be in form and substance reasonably acceptable to the Company and the Endeavor Parties. The Company shall provide the Endeavor Parties and their Representatives with a copy of such Form 8-K prior to its filing with the SEC and shall consider any timely comments of the Endeavor Parties and their Representatives. Neither the Company nor any of its Affiliates nor the Endeavor Parties nor any of their respective Affiliates shall make any public statement regarding the subject matter of this Agreement, this Agreement or the matters set forth in the Press Release prior to the issuance of the Press Release without the prior written consent of the other party.

4. Representations and Warranties of the Company. The Company represents and warrants to the Endeavor Parties as follows: (a) the Company has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated by this Agreement; (b) this Agreement has been duly and validly authorized, executed, and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and, assuming the valid execution and delivery hereof by each of the other parties, is enforceable against the Company in accordance with its terms, except as enforcement of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws generally affecting the rights of creditors and subject to general equity principles; and (c) the execution, delivery and performance of this Agreement by the Company does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Company, or (ii) result in any breach or violation of or constitute a default (or an event that, with notice or lapse of time or both, could constitute a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document or material agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

5. Representations and Warranties of the Endeavor Parties. Each Endeavor Party represents and warrants to the Company as follows: (a) such Endeavor Party has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated by this Agreement; (b) this Agreement has been duly and validly authorized, executed and delivered by such Endeavor Party, constitutes a valid and binding obligation and agreement of such Endeavor Party and, assuming the valid execution and delivery hereof by each of the other parties, is enforceable against such Endeavor Party in accordance with its terms, except as enforcement of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; and (c) the execution, delivery and performance of this Agreement by such Endeavor Party does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to such Endeavor Party, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such Endeavor Party is a party or by which it is bound.

6. Litigation.

(a) Dismissal of Litigation; No Appeal of Further Proceeding. The Company acknowledges that the action commenced by the Company against certain of the Endeavor Parties on January 20, 2026 in the United States District Court for the District of Delaware, alleging violations of Sections 13(d) and 10(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rules 13d-1 and 10b-5 thereunder (the “Endeavor Litigation”), has been dismissed, and that on March 20, 2026 the court directed the closure of the case after no amended pleading was filed within the time permitted by the court. The Company agrees that neither it nor any of its affiliates, representatives, or persons acting on its behalf shall file, pursue, support, or permit any appeal, motion for reconsideration, motion to reopen, motion for relief from judgment, request for leave to amend, or other application or proceeding seeking to revive, continue, or otherwise challenge the dismissal or closure of the Endeavor Litigation. The Company further agrees that it shall not recommence, refile, or cause to be commenced any claim, action, or proceeding against any of the Endeavor Parties arising out of or relating to the claims, allegations, facts, events, transactions, or occurrences asserted, or that could have been asserted, in the Endeavor Litigation.

(b) Current Obligations. The Endeavor Parties and the Company shall take, and it is hereby agreed that the Board shall take, all necessary action to honor the Company’s indemnification, advancement and insurance obligations to the Departing Directors in existence as of the date hereof, whether pursuant to the Company’s certificate of incorporation, the Bylaws, individual indemnification agreements or otherwise. For the avoidance of doubt, the Endeavor Parties and the Company shall take, and it is hereby agreed that the Board shall take, all necessary action to cause the Company to continue to indemnify and advance attorney’s fees and expenses to Messrs. Costello and Soles pursuant to any such obligation in connection with the defense of the litigation captioned Rahul Mewawalla v. Mawson Infrastructure Group, Inc., 25-2-36633-2 SEA, pending in the Superior Court of the State of Washington For King County, or any related litigation or claims.

(c) No Litigation. During the Cooperation Period, each of the Company and the Endeavor Parties covenants and agrees solely for and on behalf of itself that it shall not, and shall not permit any of its Representatives (solely in the context of their representation of such party in connection with the subject matter of this Agreement) to, alone or in concert with others, knowingly encourage or pursue, or knowingly assist any other person to threaten, initiate or pursue, any lawsuit, claim or proceeding (including, without limitation, with respect to the Endeavor Parties, commencing, encouraging or supporting any derivative or similar action in the name of the Company or any class action against the Company or any of its officers or directors) before any court or governmental, administrative or regulatory body (collectively, a “Legal Proceeding”) against (a) with respect to the Endeavor Parties, the Company or any of its Representatives (solely in the context of their representation of the Company in connection with the subject matter of this Agreement), including, for the avoidance of doubt, the Departing Directors, and (b) with respect to the Company, each of the Endeavor Parties or any of its Representatives (solely in the context of their representation of the Endeavor Parties in connection with the subject matter of this Agreement); provided that the foregoing shall not prevent (w) any of the Company, the Endeavor Parties or any of its or their Representatives from responding to oral questions, interrogatories, requests for information or documents authorized by statute, subpoenas, civil investigative demands or similar processes (a “Legal Requirement”) in connection with any Legal Proceeding if such Legal Proceeding has not been initiated by, or on behalf of, the Company, the Endeavor Parties or any of its or their Representatives (solely in the context of their representation of such party in connection with the subject matter of this Agreement), (x) litigation by any party hereto to enforce the provisions or remedy a breach of this Agreement, (y) counterclaims with respect to any proceeding initiated by a party hereto in breach of this Agreement and (z) the exercise of stockholder rights such as books and records or statutory appraisal rights; provided further that in the event that any of the Company, the Endeavor Parties or any of its or their Representatives receives such Legal Requirement, such party shall take commercially reasonable steps to, unless prohibited by applicable law, give prompt written notice of such Legal Requirement to the other parties hereto. For the avoidance of doubt, the provisions of this Section 6 apply fully and without limitation to the Endeavor Litigation.

7. Releases.

(a) As of the date of this Agreement, the Company, for itself, and to the fullest extent permitted by law, and on behalf of the Company’s subsidiaries, joint ventures and partnerships, successors, assigns, officers, directors, partners, members, managers, principals, predecessor or successor entities, agents, employees, shareholders, auditors, advisors, consultants, attorneys, insurers, heirs, executors, administrators and successors and assigns of any such person, irrevocably releases, acquits and discharges the Endeavor Parties, and their respective subsidiaries, joint ventures and partnerships, Affiliates, successors, assigns, officers, directors, partners, members, managers, principals, predecessor or successor entities, agents, employees, shareholders, auditors, advisors, consultants, attorneys, insurers, heirs, executors, administrators and successors and assigns of any such person (collectively, the “Endeavor Released Parties”), jointly or severally, of and from any and all claims, demands, damages, causes of action, debts, liabilities, controversies, judgments and suits of every kind and nature whatsoever, foreseen, unforeseen, known or unknown, that the Company presently or previously has or had against any of the Endeavor Released Parties, collectively, jointly or severally, at any time prior to and including the date of this Agreement, including, without limitation, any and all claims arising out of or in any way whatsoever related to the Endeavor Litigation or the Endeavor Parties’ involvement with the Company (such release by the Company, the “Company Release”).

(b) As of the date of this Agreement, the Endeavor Parties, and each of them, irrevocably release, acquit and discharge the Company, and the Company’s subsidiaries, Affiliates, joint ventures and partnerships, successors, assigns, officers, directors, partners, members, managers, principals, predecessor or successor entities, agents, employees, shareholders, auditors, advisors, consultants, attorneys, insurers, heirs, executors, administrators and successors and assigns of any such person (collectively, the “Company Released Parties”), jointly or severally, of and from any and all claims, demands, damages, causes of action, debts, liabilities, controversies, judgments and suits of every kind and nature whatsoever, foreseen, unforeseen, known or unknown, that the Endeavor Parties or any of them, for themselves or itself, and to the fullest extent permitted by law, and on behalf of their joint ventures and partnerships, successors, assigns, officers, directors, partners, members, managers, principals, predecessor or successor entities, agents, employees, shareholders, auditors, advisors, consultants, attorneys, insurers, heirs, executors, administrators and successors and assigns of any such person, presently has or had against any of the Company Released Parties, collectively, jointly or severally, at any time prior to and including the date of this Agreement, including, without limitation, any and all claims arising out of or in any way whatsoever related to the Endeavor Litigation or the Endeavor Parties’ involvement with the Company (such release by the Endeavor Parties, the “Endeavor Release” and together with the Company Release, the “Releases”); provided that, for the avoidance of doubt, the Releases shall exclude any future claims, including any rights or claims for indemnification, advancement of expenses or directors and officers liability insurance coverage with regard to service as a director or officer of the Company.

(c) Each party hereto hereby acknowledges that as of the time of the date of this Agreement, the parties hereto may have claims against one another that such other parties do not know or suspect to exist in their or its favor, including, without limitation, claims that, had they been known, might have affected the decision to enter into this Agreement, or to provide the Releases set forth in this Section 7. In connection with any such claims, the Company and the Endeavor Parties agree that they intend to waive, relinquish and release any and all provisions, rights and benefits any state or territory of the United States or other jurisdiction that purports to limit the application of a release to unknown claims, or to facts unknown at the time the release was entered into. In connection with this waiver, the Company and the Endeavor Parties acknowledge that they, or any of them, may (including, without limitation, after the date of this Agreement) discover facts in addition to or different from those known or believed by them to be true with respect to the subject matter of the Releases set forth in this Section 7, but it is the intention of the parties hereto to complete, fully, finally and forever compromise, settle, release, discharge and extinguish any and all claims that they may have one against another, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, that now exist or previously existed, without regard to the subsequent discovery of additional or different facts. For the avoidance of doubt, the Releases shall not apply to any claims or causes of action relating to, or arising in connection with, the enforcement of this Agreement or claims for any conduct postdating the Execution Date. The Company and the Endeavor Parties acknowledge that the foregoing waiver is a key, bargained-for element to this Agreement and the Releases that are part of it. The Endeavor Parties agree and expressly waive and relinquish, to the fullest extent permitted by law, the provisions, rights and benefits of Section 1542 of the California Civil Code, as well as any other similar provision under federal or state law, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

(d) The Releases provided for in this Section 7 are intended to be broad, and this breadth is a bargained-for feature of this Agreement. Despite this, the Releases provided for in this Section 7 are not intended to, and do not, extend to any of the Company’s or the Endeavor Parties’ obligations under this Agreement or to any ongoing obligations of the Company or the Endeavor Parties after the date of this Agreement.

8. Other Definitions. For purposes of this Agreement:

(a) the term “Affiliate” has the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act; provided, that none of the Company or its Affiliates or Representatives, on the one hand, and the Endeavor Parties and their Affiliates or Representatives, on the other hand, shall be deemed to be “Affiliates” with respect to the other for purposes of this Agreement; provided, further, that “Affiliates” of a person shall not include any entity solely by reason of the fact that one or more of such person’s employees or principals serves as a member of its board of directors or similar governing body, unless such person otherwise controls such entity (as the term “control” is defined in Rule 12b-2 promulgated by the SEC under the Exchange Act); provided, further, that with respect to the Endeavor Parties, “Affiliates” shall not include any portfolio operating company (as such term is understood in the private equity industry) of any of the Endeavor Parties or their Affiliates unless such portfolio operating company is acting at the direction of any Endeavor Party or any of its Affiliates with respect to the Company;

(b) the term “business day” shall mean any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law to close;

(c) the term “Covered Persons” shall mean, (x) in the case of the Endeavor Parties, each Endeavor Party’s controlling and controlled (and under common control) Affiliates and its and their respective principals, directors, members, general partners, officers, employees and other Representatives to the extent such Representatives are acting at any Endeavor Party’s (or any of their respective Affiliates’) direction and authorization, and (y) in the case of the Company, the Company’s controlling and controlled (and under common control) Affiliates and its and their respective principals, directors, members, officers and other Representatives to the extent such Representatives are acting at the Company’s (or its Affiliates’) direction and authorization;

(d) the term “Independent” means that such person qualifies as independent of the Company under all applicable listing standards, applicable rules of the SEC and publicly disclosed standards used by the Board in determining the independence of the Company’s directors for purposes of service on the Board;

(e) the term “necessary action” means, with respect to a specified result, all lawful actions necessary to cause such result, including, without limitation, (i) voting or providing a written consent or proxy with respect to the shares of the Company’s capital stock, (ii) causing the adoption of amendments to the Bylaws or the Company’s certificate of incorporation, as amended from time to time, (iii) causing the directors then serving on the Board (subject to any fiduciary duties that they may have as directors) to act in a certain manner or causing them to be removed in the event they do not act in such a manner, (iv) executing agreements and instruments and (v) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result;

(f) the term “person” or “persons” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature;

(g) the term “Qualified Director” means an individual who (i) qualifies as Independent, (ii) is not an employee, officer, director, general partner, manager or other agent of an Endeavor Party or of any Affiliate of an Endeavor Party, (iii) is not a limited partner, member, or other investor (unless such investment has been disclosed to the Company) in any Endeavor Party or any Affiliate of an Endeavor Party, (iv) does not have any agreement, arrangement, or understanding, written or oral, with any Endeavor Party or any Affiliate of an Endeavor Party regarding such person’s service as a director on the Board, other than arising solely as a result of this Agreement, (v) does not have, and has not, within the three year’s preceding such person’s individual’s election or appointment to the Board, any direct or indirect compensation or other material monetary agreement, arrangement or understanding, or any other material relationship, with an Endeavor Party or any Affiliate of an Endeavor Party, including, without limitation, any transaction or series of transaction that would be required to disclosed pursuant to Item 404(a) of Regulation S-K under the Exchange Act if such an Endeavor Party or an Affiliate of an Endeavor Party were the “registrant” for purposes thereof and the such individual were a director or executive officer of such registrant, (vi) does not have any agreement, arrangement or understanding, written or oral, with, and has not given any commitment or assurance to, any Endeavor Party or any Affiliate of an Endeavor Party as to how such individual will vote on any issue or question as member of the Board or any committee thereof, and (vii) meets all other qualifications required for service as a director set forth in the Bylaws and any of the Company’s corporate governance guidelines;

(h) the term “Representatives” of a party means such party’s directors, principals, members, general partners, managers, officers, employees, agents, advisors and other representatives; and

(i) the term “SEC” means the U.S. Securities and Exchange Commission.

9. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard to this Agreement will be in writing and will be deemed validly given, made or served, if (a) given by email, when such email is sent to the email address(es) set forth below, (b) given by a nationally recognized overnight carrier, one business day after being sent or (c) if given by any other means, when actually received during normal business hours at the address specified in this Section 9:

(a)   if to the Company:

Mawson Infrastructure Group Inc.
950 Railroad Ave.
Midland, PA 15059
Attention: Corporate Secretary
Email: legal@mawsoninc.com

(b)   if to the Endeavor Parties:

Endeavor Blockchain, LLC
5701 Euper Lane, Ste A
Fort Smith, AR, 72903
Attention: Joshua Kilgore
Email: JOSH@BIG-DIGITAL.ENERGY

with a copy to:

Hand Baldachin & Associates LLP
1740 Broadway 15th floor

New York, NY 10019
Attention: Alan Baldachin
Email: abaldachin@hballp.com

and

Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, New York 10019
Attention: Andrew Freedman; Dorothy Sluszka
Email: afreedman@olshanlaw.com
dsluszka@olshanlaw.com

At any time, any party hereto may, by notice given in accordance with this Section 9 to the other party, provide updated information for notices hereunder.

10. Expenses. The Company shall reimburse the Endeavor Parties for their reasonable, documented out-of-pocket fees and expenses (including legal expenses) incurred solely in connection with the Endeavor Parties’ negotiation and execution of this Agreement not to exceed the aggregate amount previously agreed to by the Parties, which shall in no case exceed $50,000.

11. Specific Performance; Remedies; Venue; Waiver of Jury Trial.

(a) The Company and the Endeavor Parties acknowledge and agree that irreparable injury to the other party hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that the Company and the Endeavor Parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity; provided that, for so long as the Endeavor Parties, together with their respective Affiliates, beneficially own (as determined under Rule 13d-3 of the Exchange Act), in the aggregate, a number of shares of the Company’s capital stock representing 20% or more of the voting power of the then outstanding shares of the Company’s capital stock, this Agreement, and the terms and provisions hereof, shall be enforceable on behalf of the Company by a committee of the Board consisting solely of one or more Qualified Directors, or, if there are no Qualified Directors in office at such time, by the stockholders of the Company. FURTHERMORE, THE COMPANY AND EACH ENDEAVOR PARTY AGREES: (1) THE NON-BREACHING PARTY WILL BE ENTITLED TO INJUNCTIVE AND OTHER EQUITABLE RELIEF, WITHOUT PROOF OF ACTUAL DAMAGES; (2) THE BREACHING PARTY WILL NOT PLEAD IN DEFENSE THERETO THAT THERE WOULD BE AN ADEQUATE REMEDY AT LAW; AND (3) THE BREACHING PARTY AGREES TO WAIVE ANY BONDING REQUIREMENT UNDER ANY APPLICABLE LAW, IN THE CASE ANY OTHER PARTY SEEKS TO ENFORCE THE TERMS BY WAY OF EQUITABLE RELIEF.

(b) THIS AGREEMENT WILL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

(c) The Company and each Endeavor Party irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the federal and state courts of the State of Delaware and the appellate courts thereof for any action, suit or proceeding (whether in contract, tort or otherwise) arising out of or relating to this Agreement. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The parties to this Agreement agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9 or in such other manner as may be permitted by applicable law as sufficient service of process, shall be valid and sufficient service thereof.

(d) EACH OF THE PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY OF THEM. NO PARTY HERETO SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

12. Severability. If at any time subsequent to the date hereof, any provision of this Agreement is held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision will be of no force and effect, but the illegality or unenforceability of such provision will have no effect upon the legality or enforceability of any other provision of this Agreement.

13. Termination. This Agreement will terminate upon the expiration of the Cooperation Period. Upon such termination, this Agreement shall have no further force and effect. Notwithstanding the foregoing, Sections 2(b), 6(b), 7, 8, 9, 11, 12, 13, 15, 16, 17, 18 and 19 hereof shall survive termination of this Agreement, and no termination of this Agreement shall relieve any party of liability for any breach of this Agreement arising prior to such termination.

14. Counterparts. This Agreement may be executed in one or more counterparts and by scanned computer image (such as .pdf), each of which will be deemed to be an original copy of this Agreement.

15. Successors and Assigns; No Third-Party Beneficiaries.

(a) The terms and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors, heirs, executors, legal representatives and permitted assigns. No party shall assign this Agreement or any rights or obligations hereunder without, with respect to an Endeavor Party, the prior written consent of the Company, and with respect to the Company, the prior written consent of the Endeavor Parties.

(b) This Agreement is solely for the benefit of the Company and the Endeavor Parties and is not enforceable by any other persons; provided that, notwithstanding the foregoing or anything else in this Agreement to the contrary, each party acknowledges and agrees that (i) each Departing Director shall be an express third-party beneficiary of, and entitled to enforce, the provisions of Section 6(b), (ii) each Representative of the Company and each Representative of Endeavor shall be an express third-party beneficiary of, and entitled to enforce, the provisions of Section 6(c), and (iii) each Company Released Party and each Endeavor Released Party shall be an express third-party beneficiary of, and entitled to enforce, the provisions of Section 7 and the Releases granted thereunder..

16. No Waiver. No failure or delay by any party in exercising any right or remedy hereunder will operate as a waiver thereof, nor will any single or partial waiver thereof preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. For so long as the Endeavor Parties, together with their respective Affiliates, beneficially own (as determined under Rule 13d-3 of the Exchange Act), in the aggregate, a number of shares of the Company’s capital stock representing 20% or more of the voting power of the then outstanding shares of the Company’s capital stock, this Agreement, the terms and provisions hereof, or any right or remedy hereunder may be waived on behalf of the Company only by a committee of the Board consisting solely of one or more Qualified Directors.

17. Non-Reliance.

(a) The Endeavor Parties hereby agree and acknowledge that neither the Company nor any of its Affiliates or Representatives have made and shall not be deemed to have made any representation, warranty, covenant or agreement, express or implied, other than those representations, warranties, covenants and agreements explicitly set forth in this Agreement.

(b) The Company hereby agrees and acknowledges that none of the Endeavor Parties nor any of their respective Affiliates or Representatives have made and shall not be deemed to have made any representation, warranty, covenant or agreement, express or implied, other than those representations, warranties, covenants and agreements explicitly set forth in this Agreement.

18. Entire Understanding; Amendment. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter of this Agreement. This Agreement may be amended only by an agreement in writing executed by the Company and the Endeavor Parties; provided that, for so long as the Endeavor Parties, together with their respective Affiliates, beneficially own (as determined under Rule 13d-3 of the Exchange Act), in the aggregate, a number of shares of the Company’s capital stock representing 20% or more of the voting power of the then outstanding shares of the Company’s capital stock, no such amendment shall be effective unless it has been approved by a committee of the Board consisting solely of one or more Qualified Directors.

19. Interpretation and Construction. The Company and each Endeavor Party acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties will be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by the Company and each Endeavor Party, and any controversy over interpretations of this Agreement will be decided without regard to events of drafting or preparation. References to specified rules promulgated by the SEC shall be deemed to refer to such rules in effect as of the date of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The terms “Affiliate,” “Representative” and “Covered Person” shall each include any person who becomes an Affiliate, Representative or Covered Person, respectively, subsequent to the date of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the parties as of the date hereof.

ENDEAVOR PARTIES

ENDEAVOR BLOCKCHAIN, LLC

By:	/s/ Joshua Kilgore
Name: Joshua Kilgore
Title: Managing Member

BIG DIGITAL ENERGY LLC

By:	/s/ Joshua Kilgore
Name: Joshua Kilgore
Title: Managing Member

PM SQUARED, LLC

By:	/s/ Phil Stanley
Name: Phillip Stanley
Title: Managing Member

JOSHUA KILGORE

/s/ Joshua Kilgore

CODY SMITH

/s/ Cody Smith

PHILLIP STANLEY

/s/ Phil Stanley

[Signature Page to Cooperation Agreement]

COMPANY

MAWSON INFRASTRUCTURE GROUP INC.

By:	/s/ Ryan Costello
	Name:	Ryan Costello
	Title:	Board Chair and Director

[Signature Page to Cooperation Agreement]

Exhibit A

Form of Press Release

[Included as Exhibit 99.1]